UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2003

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulations FD Disclosure.

On October 13, 2003, ADTRAN, Inc. announced that its Board of Directors declared, effective December 15, 2003, a two-for-one stock split to be effected in the form of a stock dividend of one share of common stock for each outstanding share of common stock for shareholders of record on December 1, 2003.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated October 13, 2003

Item 12. Results of Operations and Financial Condition

On October 13, 2003, ADTRAN Inc. announced its financial results for the fiscal quarter ended September 30, 2003 and certain other information. ADTRAN also announced that its Board of Directors declared a quarterly cash dividend of and $0.15 per common share to be paid to holders of record at the close of business on October 31, 2003. The ex-dividend date is October 29, 2003 and the payment date will be November 17, 2003. A copy of ADTRAN’s press release announcing such financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 13, 2003.

ADTRAN, Inc. (Registrant)

By:	/s/ James E. Matthews

James E. Matthews Senior Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 13, 2003